SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities exchange Act of 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 28, 1996


                           GEN/RX, INC.
                    (EXACT NAME OF REGISTRANT)


     NEW YORK                  0-24496                 11-2728666
(State or other jurisdiction  Commission          IRS Employer
     of incorporation)        File Number         Identification No.


1776 BROADWAY, SUITE 1900, NEW YORK NEW YORK   10019
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code(212) 581-5100

_______________________________N/A_________________________________________
  (Former name or former address, if changed since last report.)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Gen/Rx, Inc. (the "COMPANY" or the "REGISTRANT") sold its shares of the capital stock of its wholly owned subsidiary AUSA, Inc., a Delaware corporation ("AUSA") in exchange for forgiveness of $1 million of indebtedness owed to Apotex USA Inc., a Delaware corporation ("APOTEX USA"), the Company's principal shareholder and principal creditor as of July 1, 1996. The Company engaged Hill Thompson Capital Markets, Inc. ("HILL THOMPSON"), to act as financial advisor to the Board of Directors. Hill Thompson identified potential purchasers for AUSA, prepared a confidential descriptive memorandum and sought to solicit interest in AUSA on behalf of the Company. Hill Thompson was not successful in soliciting any interested parties.

     AUSA is a development-stage, generic pharmaceutical company, which has selected 18 parenteral pharmaceutical products for developments. Some products are already off-patent, but most go off-patent over the next three years.

     The Company held an auction to sell the 100 shares of AUSA common stock outstanding; all of such shares were subject to a perfected security interest in favor of Apotex USA. The auction was held at 2 p.m., June 28, 1996, at Hill Thompson's office at 437 Madison Avenue, New York, New York 10022; the minimum price was $1,000,000 for the AUSA shares.

     The Company's Board of Directors has four seats, three of which are vacant. The sole director currently in office is Jack Schramm, the Company's President. Mr. Schramm is also President of Apotex USA; Mr. Schramm is also President of AUSA.

     Apotex USA bid $1,000,000 for the shares of AUSA at the auction, and the Company and Apotex consummated the purchase, with an effective date of July 1, 1996, promptly after the auction. Apotex USA was the only bidder at the auction. Although Apotex USA's acquisition of AUSA from the Company resulted in a reduction of the Company's indebtedness in favor of Apotex USA, approximately $4 million of indebtedness remains outstanding after such disposition of AUSA to Apotex USA, and Management does not know of any source of funds with which to repay such indebtedness, but Management intends to pursue a strategy of creating value in the Company.

     Apotex USA has also sought a receiver for the real property of the Company's subsidiary American Veterinary Products, Inc., a Colorado corporation ("AVP"), located at 1413 Duff Drive, Fort Collins, Colorado 80524 (the "FT. COLLINS PROPERTY"); Jack Roberts is currently acting as receiver for the property, as an appointee of the Larimer County, Colorado District Court. Management believes that Apotex USA is likely to institute a foreclosure action under Apotex USA's interest under a deed of trust to which the Ft. Collins Property is subject. Management believes the amount of the Company's debt in favor of Apotex USA far exceeds the aggregate value that the Company is likely to receive for the Ft. Collins Property in any foreclosure sale.

     The receiver has liquidated approximately $200,000 of AVP's assets and is continuing to liquidate the Company's assets located at three locations in or near Ft. Collins, Colorado. The receiver has used such proceeds for disposal of hazardous and other wastes at the Ft. Collins Property and for continued care of AVP's inventory. None of such amount was paid to Apotex USA.

     AVP has discontinued production of veterinary products at the Ft. Collins Property and laid off the workers there. AVP's inventory of veterinary products is negligible. AUSA's products have been the source of almost all the revenue the consolidated group of which the Company is a member received in 1996. After the Company's sale of the AUSA shares, Management believes the Company will not receive any material amount of revenue in the absence of successful pursuit of a strategic partner or other source of value for the Company. The Company's shares may become worthless. The Company may consider seeking protection from creditors under the bankruptcy laws.

     Management does not know of any likely source of revenue for revival of production of veterinary products at the Ft. Collins Property.

     AVP has begun a voluntary recall of Atropine Sulfate injection 1/120 solution with the concurrence of the Federal Food & Drug Administration, but Management believes the impact of the recall will not be material. AVP made and shipped the solution that has been recalled in primarily May and June, 1995.

     Management believes that, during the period on or about August 12, 1995 through October 12, 1995, John DeTemple, formerly president of AVP and the Company and then an independent sales representative of AVP, caused a series of orders to be issued by J.D.T., Inc. d/b/a American Veterinary Pharmaceuticals ("J.D.T./AMVET"), which Management believes is owned by Mr. DeTemple, directed to the Company's subsidiary American Veterinary Products, Inc., each instructing that bills should be directed to J.D.T./AmVet. The aggregate amount of the invoices was $104,905.94, and none of that amount has been paid. The receiver has instituted legal action to recover payment of such amount.

     Robinson & Wayne has resigned as counsel for the Company.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

   None

(b)  PRO FORMA FINANCIAL INFORMATION

   (i)Unaudited Pro forma Consolidated Condensed Balance Sheet of the Company without AUSA as of March 31, 1996

  (ii)Unaudited Pro forma Consolidated Condensed Statements of Income of the Company without AUSA for the fiscal years ended December 31, 1995, and the three months ended March 31, 1996

 (iii)Notes




(c)  EXHIBITS

     None

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                   GEN/Rx, INC.



                                   By:/S/ JACK H. SCHRAMM
				   -----------------------------
                                      JACK H. SCHRAMM, President

                    PRO FORMA FINANCIAL STATEMENTS
                                 GEN/RX INC.
               INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information of Gen/Rx, Inc. consists of the unaudited pro forma balance sheet as of March 31, 1996 and the unaudited pro forma statements of operations for periods ended March 31, 1996 and December 31, 1995 (collectively, the "Pro Forma Financial Statements").

The unaudited pro forma balance sheet removes AUSA, Inc. from the consolidated entity as if the sale had occurred on March 31, 1996. The unaudited pro forma statements of operations for the periods ended December 31, 1995 and March 31, 1996 remove AUSA, Inc. from the consolidated entity as if the sale had occurred at the beginning of those periods.

Additional periods were not included in the pro forma presentation because the merger of AUSA, Inc. into a subsidiary of Gen/Rx, Inc. occurred on April 13, 1995. Gen/Rx, Inc.'s statements prior to that time do not include AUSA, Inc.

These unaudited Pro Forma Financial Statements are not necessarily indicative of the results that actually would have occurred if the sale had occurred as of the dates and for the periods indicated or which may be attained in the future. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of Gen/Rx, Inc. and AUSA, Inc.

                                  GEN/RX INC.
      PRO FORMA CONSOLIDATED BALANCE SHEET WITHOUT AUSA INC. (UNAUDITED)
                                MARCH 31, 1996
                                (In Thousands)

                                                  HISTORICAL           ADJUSTMENTS           RESULTS
ASSETS
Current Assets:
      Cash and Bank Balance                               54                    54
      Accounts Receivable (Net)                          130                   130
      Inventories                                        191                   191
      Prepaid expenses and other current                   5                     5
assets
      Assets of discontinued operations                1,059                                   1,059
						       -----                   ---             -----
Total Current Assets                                   1,439                   380             1,059
Property, Plant & Equipment                              393                   392
Deposits and other assets                                 51                    51
						       -----                   ---             -----
Total Other assets                                       443                   443                 0
Total Assets                                           1,882                   823             1,059
						       =====                   ===             =====
LIABILITIES
Current Liabilities
      Due to Apotex USA, Inc.                          4,425                                   4,425
      Due to AUSA Inc.                                                       (138)               138
      Accounts Payable                                   481                   481
      Accrued expenses and other current                 531                   531
liabilities
      Estimated liabilities of                         1,447                                   1,447
discontinued operations                                -----                 -----             -----
TOTAL CURRENT LIABILITIES                              6,884                   874             6,010
Shareholders' equity:
      Common Stock                                        84                                      84
      Paid in capital                                  7,889                 3,064             4,825
      Retained earnings                             (12,294)               (2,503)           (9,791)
      Profit (Loss) for period                         (681)                 (612)              (69)
						     -------                ------           -------
Total Shareholders' Equity                           (5,002)                  (51)           (4,951)
						     -------                ------           -------

Total Liabilities & Shareholders' Equity              1,882                   823              1,059
						      =====                 ======            ======

                                  GEN/RX INC.
    PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME WITHOUT AUSA INC.
                                  (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (In Thousands)

                                                  HISTORICAL           ADJUSTMENTS           RESULTS
Revenues
      Net Sales                                        4,976               4,976
Cost of Goods Sold                                     3,274                 3,274
Gross Profit                                           1,702                 1,702                 0
Operating Expenses
Product Development                                    1,093                 1,093
Selling & Distribution                                 2,149                 2,149
General & Administrative                                 843                   843
Total Operating Expenses                               4,085                 4,085                 0
Operating Loss from continuing operations            (2,383)               (2,383)                 0
Interest expense                                       1,069                   118               951
						     -------               -------             -----

Net Operating Profit (Loss) for period               (3,452)               (2,501)             (951)
						     =======               =======             =====

                                  GEN/RX INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME WITHOUT
                             AUSA INC. (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                (In Thousands)

                                                  HISTORICAL           ADJUSTMENTS           RESULTS
Revenues
      Net Sales                                          471                   471
Cost of Goods Sold                                        33                    33
							 ---                   ---              ---
Gross Profit                                             438                   438
Operating Expenses
                                                         443
Product Development                                      577                   577
Selling & Distribution                                   291                   291
General & Administrative                                 158                    89                69
						       -----                 -----             -----

Total Operating Expenses                               1,026                   957                69
Operating Loss                                         (588)                 (519)              (69)
Interest expense                                          93                    93
						       -----                 -----             -----

Net Profit (Loss) for period                           (681)                 (612)              (69)
						       =====                 =====             =====
